Form C

Cover Page

Name of issuer:

Vinder, Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: WA

Date of organization: 1/23/2018

Physical address of issuer:

1535 Redwood St.
Port Townsend WA 98368

Website of issuer:

http://www.veggievinder.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Convertible Note

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$300,000.00

Deadline to reach the target offering amount:

5/3/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

4

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$105,775.00	$0.00
Cash & Cash Equivalents:	$105,775.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$403.00	$0.00
Long-term Debt:	$287,172.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$130.00	$0.00
Net Income:	($182,118.00)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Vinder, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Sam Lillie	CEO	Vinder, inc.	2018

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Sam Lillie	President	2018
Sam Lillie	CEO	2018
Mark DeJarnatt	CTO	2018

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Mark DeJarnatt	700000.0 common stock	35.0
Sam Lillie	1300000.0 common stock	65.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> We were incorporated on 01/23/18 and have been operating only since *01/23/18*. Because we have been operating for only a short period of time, we have not produced a profit. There is no assurance that we will ever produce a profit. As a new enterprise, we are likely to be subject to risks our management has not anticipated. We have limited resources and will not be able to continue operating without the proceeds from this offering. It is possible that the proceeds from this offering and our other resources may not be sufficient for us to continue to finance our operations.
>
> Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

You may never be able to sell your shares and recover any part of your investment, unless we are able to complete a subsequent public offering or we are able to sell the Company for cash or merge with a public company.

We have incurred losses since inception and may incur future losses. There is no guarantee that the company will generate profits in the future.

Investors will have no voting rights to control how operations are performed within the company. The investment is in full control by the company and it's officers.

The Company is an early stage company, and any investment in the Company must be considered in light of the risks, expenses and difficulties frequently encountered by companies in an early stage of development in new and rapidly evolving markets. These risks include the Company's substantial dependence on acceptance into a highly competitive marketplace surrounded by better funded and more established companies, our need to conduct product development, and our need to expand our sales and support organizations, respond to competition, manage changing operations, develop strategic relationships, control costs and expenses, maintain and enhance our brand, expand our product and service offerings, improve function and benefits, attract, integrate, retain and motivate qualified personnel, and rely upon acceptance and growth in our targeted markets. In addition to being subject to all of the risks associated with the creation of a new business, the Company will be subject to factors affecting business generally, such as general economic conditions, increasing government regulatory activity, scarcity of environmental resources, and competition. The Company believes that the estimates prepared by them as to capital, personnel, equipment and facilities required for their operations are reasonable, but until their operations have continued for a period of time, it will be impossible to determine the accuracy of such estimates. No assurance can be given as to the ultimate success of the Company. The likelihood of the success of the Company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the formation of a new business.

Breaches of the Company's platform and systems may materially affect client adoption and subject the Company to significant negative reputational, legal or operational consequences. Cyber-crimes are becoming increasingly common and aggressive which brings parallel increase in risk.

We may be subject to future governmental regulations. Aspects of our business and our products may be regulated at the local, state, and federal levels. Our products may be subject to state, local and Federal environmental laws and regulations, including those relating to the handling and storage of food. The nature and scope of future legislation, regulations and programs cannot be predicted. While we anticipate that we and our products will be in compliance with all applicable governmental regulations, there still may be risks that such laws and regulations may change with respect to present or future operations. Such additional costs would increase the cost of investments and operations and decrease the demand for products and services. We and our products will be ultimately responsible for compliance with such regulations and for obtaining and maintaining all required permits and licenses. Such compliance may be time consuming and costly, and such expenses may materially affect our future ability to break even or generate profits.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: 60% towards payroll for the four existing employees, 36% towards marketing, 4% towards Wefunder fees.

If we raise: **$300,000**

Use of Proceeds: 60% towards payroll for the four existing employees, 36 % towards marketing, 4% Wefunder fees

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

See exact security attached as Appendix B, Investor Contracts.

The main terms of the Convertible Notes are provided below.

The Convertible Notes. We are offering securities in the form of a Convertible Note, which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**").

Conversion to Preferred Equity

In the event that the Company issues and sells shares of its Equity Securities to investors (the "Investors") on or before the date of the repayment in full of this Note in an arms-length equity financing resulting in gross proceeds to the Company of at least $250,000 (excluding the conversion of the Notes and any other debt) (a "Qualified Financing"), then the outstanding principal balance of this Note and any unpaid accrued interest shall automatically convert in whole without any further action by the Holder into such Equity Securities sold in the Qualified Financing at a conversion price equal to the lesser of (i) **80%** of the price paid per share for Equity Securities by the Investors in the Qualified Financing or (ii) the price equal to the quotient of the valuation cap of **$3,000,000** (the "Valuation Cap") divided by the aggregate number of outstanding shares of the Company's common stock as of immediately prior to the initial closing of the Qualified Financing (assuming full conversion or exercise of all convertible and exercisable securities then outstanding, but excluding the shares of equity securities of the Company issuable upon the conversion of the Notes or any other debt).

Interest:

The Company promises to pay simple interest on the outstanding principal amount hereof from the date hereof until payment in full, which interest shall be payable at the rate of **4% per annum** or the maximum rate permissible by law, whichever is less. Interest shall be due and payable on the Maturity Date and shall be calculated on the basis of a 365-day year for the actual number of days elapsed.

Maturity; Acceleration.: In the event that a Qualified Financing is not consummated prior to the Maturity Date, then, at the written election of the Majority Holders made at least five days prior to the Maturity Date, effective upon the Maturity Date, the outstanding principal balance and any unpaid accrued interest under this Note shall be converted into shares of the Company's common stock at a conversion price equal to the quotient of the Valuation Cap divided by the aggregate number of outstanding shares of the Company's common stock as of the Maturity Date (assuming full conversion or exercise of all convertible and exercisable securities then outstanding, but excluding the shares of equity securities of the Company issuable upon the conversion of the Notes or any other debt).

Additional Terms of the Valuation Cap.
For purposes of option (ii) above, the Company's capitalization will be measured as all **outstanding shares of common stock**, assuming full conversion or exercise of all convertible and exercisable securities then outstanding, but excluding the shares of equity securities of the Company issuable upon the conversion of the Notes or any other debt.

Voting Rights. Investors who invest in the Convertible Notes will have no voting rights, including after they receive **Preferred Stock**. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Liquidity Events.

Notwithstanding any provision of this Note to the contrary, if the Company consummates a Sale of the Company (as defined below) prior to the conversion or repayment in full of this Note, then (i) the Company will give the Holder at least five days prior written notice of the anticipated closing date of such Sale of the Company and (ii) at the closing of such Sale of the Company, in full satisfaction of the Company's obligations under this Note, the Company will pay the Holder an aggregate amount equal to the greater of (x) the aggregate amount of principal and unpaid accrued interest then outstanding under this Note or (y) the amount the Holder would have been entitled to receive in connection with such Sale of the Company if the aggregate amount of principal and unpaid accrued interest then outstanding under this Note had been converted into shares of the Company's common stock at a conversion price equal to the quotient of the Valuation Cap divided by the aggregate number of outstanding shares of the Company's common stock as of immediately prior to the closing of such Sale of the Company (assuming full conversion or exercise of all convertible and in-the-money exercisable securities then outstanding, but excluding the shares of equity securities of the Company issuable upon the conversion of the Notes or other debt being converted or deemed to be converted in connection with such Sale of the Company).

Termination of the Company.
If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the Convertible Notes. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the Convertible Notes the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Investors in Convertible Notes do not have voting rights and cannot modify the terms of the Convertible Notes.

Any term of this Note may be amended or waived with the written consent of Company and the Majority Holders. Upon the effectuation of such waiver or amendment in conformance with this paragraph, the Company shall promptly give written notice thereof to the Holder if the Holder has not previously consented to such amendment or waiver in writing.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Stock	3,000,000	2,000,000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	0
Options:	350,000

Describe any other rights:

The option pool will convert to common stock. Common stock holders have voting rights. Preferred stock holders do not have voting rights, but have liquidation preferences.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, Convertible Notes, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, Convertible NoteS, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The initial amount invested in a Convertible Note is determined by the investor, and we do not guarantee that the Convertible Note will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either the conversion price equal to the lesser of (i) **80%** of the price paid per share for Equity Securities by the Investors in the Qualified Financing or (ii) the price equal to the quotient of the valuation cap of **$3,000,000** (the "Valuation Cap") divided by the aggregate number of outstanding shares of the Company's common stock as of immediately prior to the initial closing of the Qualified Financing (assuming full conversion or exercise of all convertible and exercisable securities then outstanding, but excluding the shares of equity securities of the Company issuable upon the conversion of the Notes or any other debt).

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Convertible Note

Issue date	05/01/18
Amount	$100,000.00
Interest rate	4.0% per annum
Discount rate	20.0%
Valuation cap	$3,000,000.00
Maturity date	02/01/20

Upon conversion will become preferred stock.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
	Regulation Crowdfunding	Convertible Note	$107,000	General operations
5/2018	Regulation D, Rule 506(b)	Convertible Note	$100,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

As an online farmers market for home gardeners, we help people easily buy and sell homegrown produce with their neighbors. This not only incentivices home gardeners to grow fresh, amazing fruits and vegetables, but opens up communities to more personal connections. We keep those relationships personal by allowing those connections to form organically, taking only a 20% transaction fee on the buyer side. So far, this has resulted in a 90% retention rate for growers and 77% for buyers.

Bring the now-global food system back to the local community by connecting local gardeners with their neighbors. Already in 90 cities in 19 states, we've grown completely organically through word of mouth and demand, proving our market on a nationwide scale. With a new mobile app on the way, our ambition is to be the largest homemade grocery in the country, one that relies on communities and neighbors without needing any inventory or delivery vehicles.

Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

Milestones

Vinder, Inc. was incorporated in the State of Washington in January 2018.

Since then, we have:

- Online beta marketplace has organically grown to over 90 cities in 19 states in 2017 (pre-incorporation).
- Winners of the 2017 Silicon Valley Business Plan competition (pre-incorporation).
- Average order size is $15.88.
- Our mobile app, which will soon go live on Android +iOS, has 700+ pre-registered users.
- Retention rate for growers is 90% and 77% for buyers since launching our beta marketplace
- Our founder started by knocking on his neighbor's doors, and in the first 3 months of business, hand delivered over 300 lbs of produce on his bicycle.

Historical Results of Operations

Our company was organized in January 2018 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2018, the Company had revenues of $0.
- *Assets.* As of December 31, 2018, the Company had total assets of $105,775, including $105,775 in cash.
- *Net Loss.* The Company has had net losses of $182,118 for 2018.
- *Liabilities.* The Company's liabilties totaled $287,575 for 2018.

Liquidity & Capital Resources

To-date, the company has been financed with $100,000 in convertible notes and $1,300 in contributed capital from the founder.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 6 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 3 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Vinder, Inc. cash in hand is $28,582, as of July 2018. Over the last three months, revenues have averaged $0/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $12,595/month, for an average burn rate of $12,595 per month. While we cannot guarantee it, our conservative intent is to be profitable in 4 - 5 years, based on the financial modeling we've done and the funding we expect to secure.

There have been no substantial changes in finances or operations since the date of our financials. While we cannot guarantee it, over the next 3 - 6 months, we expect our expenses to increase by about $3,000 per month as we ramp up our marketing efforts. We expect our monthly revenues to increase by $4,000 monthly after the raise as we on-board new clients. We plan to raise more funding through angel investors or VCs if needed. To make the business viable in the next 18 months we are hoping to raise $750,000 total, which would help us expand our operations, and gather 3,500 orders.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

- i. at the time of the filing of this offering statement bars the person from:
  - A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
  - B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
  - C. engaging in savings association or credit union activities?☐ Yes ☑ No
- ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

- i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
- ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
- iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

- i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
- ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.veggievinder.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Vinder Convertible Note

Appendix C: Financial Statements

- Financials 1

Appendix D: Director & Officer Work History

- Mark DeJarnatt
- Sam Lillie

Appendix E: Supporting Documents



INVEST IN VINDER

minimum target met

$129,308

raised of $300,000 maximum target from 253 investors

Neighbors Feeding Neighbors

As an online farmers market for home gardeners, we help people easily buy and sell homegrown produce with their neighbors. This not only incentivizes home gardeners to grow fresh, amazing fruits and vegetables but opens up communities to more personal connections. We keep those relationships personal by allowing those connections to form organically, taking only a 20% transaction fee on the buyer side. So far, this has resulted in a 90% retention rate for growers and 77% for buyers.

Sam Lillie
Founder/CEO
Sam started Vinder by knocking on the doors of his neighbors and selling/delivering on his bicycle.


The Story of Vinder
BUY SELL TRADE LOCAL FOOD

$ 100 min

REMIND ME (266)

What you are investing in

Custom Convertible Note

$3M valuation cap

4% interest
20% discount

A Convertible Note is debt that converts to equity. If you invest, you're betting the company will be worth more than $3M in the future.

Earning a return

Learn more about convertible notes

Investor perks

$250+
Autographed picture of team, with signatures thanking you and a Vinder certificate of investment paper.

$500+
Previous perks PLUS: Vinder Hat Social Shoutout

Why you may want to invest

1. Online beta marketplace organically grew to over 90 cities in 19 states in 4 months.
2. Winners of the 2017 Silicon Valley Business Plan competition.
3. Average order size is $15.88.
4. Our mobile app, which goes live on Android + iOS on August 21, has 700+ pre-registered users.
5. Retention rate for growers is 90% and 77% for buyers.
6. CEO Sam Lillie was named the Young Entrepreneur of the Year by Jefferson County, Washington in April 2018.
7. Graduate of the MassChallenge Business Accelerator.
8. Sam started by knocking on his neighbor's doors, and in the first 3 months of business, hand-delivered over 300 lbs of produce on his bicycle.

Our Ambition

Bring the now-global food system back to the local community by connecting local gardeners with their neighbors. Already in 90 cities in 19 states, we've grown completely organically through word of mouth and demand, proving our market on a nationwide scale. With a new mobile app on the way, our ambition is to be the largest homemade grocery in the country, one that relies on communities and neighbors without needing any inventory or delivery vehicles.

Vinder_Deck_8-29-18.pdf

veggievinder.com

Port Townsend, WA

$1,000+
Previous perks PLUS: Invitation to our VIP potluck in Austin TX. The potluck will include food grown in the Austin area by Vinder growers. Followed by great company and conversations. **Travel and accommodations NOT included

$10,000+
Previous perks PLUS: Naming rights to one of our raised beds at our Austin, TX offices. These beds will be used to sell organic produce for all eternity or until the next / nearest apocalypse. In which case, we'll scale and feed the masses. **Travel and accommodations NOT included

$25,000+
Previous perks PLUS: Tour of our office in Austin TX. Vinder Grower Garden Tour in Austin ,TX where we will purchase produce that our lead app developer, Brandon, will use to cook a custom meal for the investor that evening. Includes ride in the veggie vehicle the founders drove 2,700 miles in 3 days from Port Townsend, WA to Austin, TX. **Travel and accommodations included

$50,000+
Previous perks PLUS: Our CEO, Sam Lillie, will fly out to your home and spend a day working in your garden :) **Travel and accommodations included

see less

b2b [illegible] tech [illegible] based services [illegible] tech [illegible] and impact [illegible] beverage

Why I Like Vinder

> *Just being able to go to a garden, look at the soil, pick up a veggie and bite into it and experience its flavor profile was insane. Buying at a grocery store is a completely different experience. I don't think I could ever go back.*



Farhaj Mayan
VINDER BUYER

THE BUZZ ABOUT VINDER

Being able to give friends, family, and my community produce is why I garden. Vinder is the perfect platform to do that and make a little extra cash.



Sean Brophy
Vinder Grower

For the first time, I was able to see how my food is grown and was actually able to pull the carrots out of the ground myself. I had never done that before. It was truly a connection to where my food comes from that I had never had!



Kelsey O'Leary
Vinder Buyer

We forgot what it means to get a fresh, ripe tomato right from your neighbor. And if you can use an app to buy directly from your neighbor -- how is it any less convenient than buying from Amazon or H.E.B?



Ryan Farnaugh
Vinder Grower

New website connects home growers with consumers for fresh produce options

Sam Lillie knows there's nothing better than a homegrown tomato in the summertime, and vegetables taste best just a few hours after the dirt they grew in has been washed off. That's why the 26-year-old founded Vinder, an online community
July 23, 2018 @ greeleytribune.com

News Detail

On Sunday, April 22nd, 135 community and business leaders, family, friends and supporters gathered for the Chamber's Annual Leadership Awards. Throughout the day we celebrated the impressive nominees in each category: Business Leader, Young
July 13, 2018 @ jeffcountychamber.org

Past Winners | Lucas College and Graduate School of Business | San Jose State University

Best written plan: SRAT Basket - Best written Business Plan award of $500 Madi Knowles, Bryce Cano, Tyler Charron SRAT Baskets is committed to go beyond the simple gift to accommodate unique requests and produce the most individualized
July 13, 2018 @ sjsu.edu

Prize 2018 Finalists - Food+City

The fourth annual Food+City Prize competition will be at SXSW for the first time! Applicants from five continents and 14 countries were ranked by our esteemed group of advisors, judges and mentors, and the top 15 were chosen as finalists. They
June 23, 2018 @ foodandcity.org

Welcome to the startup farm: Three startups in one Austin house

When Sam Lillie found out that his Washington-based startup Vinder was accepted into a new Austin accelerator program, his plan was to live in his van during the four-month program. He and co-founder Mark DeJarnatt spent three days driving from
June 23, 2018 @ 512tech.com

Where Are Food+City Startups Headed? - Food+City

Four years into our competition for food supply chain startups (read about all four years' of finalists), we've noticed some interesting trends, including changes in the way entrepreneurs think about innovation. Progress is apparent despite food
June 22, 2018 @ foodandcity.org

Purchase fresh produce from local gardens via Vinder

It's called ' Vinder' -- rhymes with 'Tinder'. And it hooks people up with garden fresh veggies that can't be found in a supermarket. The website, which launched in Port Townsend, is more like another popular peer-to-peer site: "People have called us the
December 14, 2017 @ king5.com

Locally grown fresh fruits and veggies now just a click away

PORT TOWNSEND, Wash.-- It's called the "gig economy". Technology is changing how we connect with one another and even how we make money. You can rent out your guest room on Airbnb. You can lease out time in your car with Uber or Lyft ride

August 26, 2017 @ q13fox.com

Port Townsend startup helps neighbors buy, sell backyard produce

Vinder's website, which launched in February, is used by a smattering of backyard gardeners, farmers and their customers in 21 cities across 11 states. Share story Produce from your backyard garden or fruit tree might be your neighbor's next meal,

July 30, 2017 @ seattletimes.com

Veggie Vinder is in the HOUSE!!! and will tell you how to come Aboard!!!

Greetings! This week the Veggie Vinder is in the House!!! A Founder will be with us and tell us what he's now doing in 10 States in the USA, their growth, and how YOU can have a Veggie Vinder in your city or town! THANKS! for Listening! Have a Great

July 3, 2017 @ blogtalkradio.com

Port Townsend start-up tops Silicon Valley business competition | Peninsula Daily News

Sam Lillie, founder and CEO of Vinder, stands in his backyard herb garden in Port Townsend. (Cydney McFarland/Peninsula Daily News) PORT TOWNSEND - A Port Townsend start-up that connects local growers to local customers won first place at

July 3, 2017 @ peninsuladailynews.com

Produce grows $10,000 prize for PT man

A Port Townsend entrepreneur who wants to change how produce is bought and sold won first place and $10,000 in the 2017 Silicon Valley Business Plan Competition last month. Sam Lillie's winning business idea is an online marketplace called Vinder,

June 21, 2017 @ ptleader.com

New website connects Greeley produce growers with consumers

Sam Lillie knows vegetables taste best a few hours after the dirt has been washed off. "Our average time from harvest to the door when it's delivered is under three hours," said Lillie, 26, who founded Vinder, an online community marketplace for fresh,

March 20, 2017 @ denverpost.com

Let's Make Produce Local Again

In the modern age, grocery stores source fruits and vegetables from all over the globe. Unsurprisingly, our produce just isn't as fresh anymore. The solution? Vinder.

We allow users to easily buy the freshest produce possible by connecting home gardeners to their neighbors through an online marketplace. Gardeners post their produce, then neighborhood buyers purchase and handle the pickup and delivery. We take a 20% service fee from the buyer, keeping gardener costs low to encourage a market full of diverse, interesting, local produce.


Green Tomatoes
$1.50

Vinder Creates Value for Both Buyer and Gardener



For home gardeners, using Vinder is a no-brainer. Instead of just enjoying the fruits of their labors themselves -- or, worse, letting excess fruits and veggies go to waste -- they now have an easy-to-use marketplace where buyers are actively clamoring for the same produce they'd be growing anyway. We encourage a diverse set of crops by not taking a service fee, encouraging home gardeners to connect to as many of their neighbors as possible. Now that they can sell on Vinder, many of our gardeners have even said they plan on increasing their garden sizes.

Our buyers are generally between 25 and 45 and work full time. They are people who prefer organic produce but might not have the money or time to source that produce. Instead, they use Vinder, sacrificing a small 20% service fee to eat food they know was grown in their neighborhood. Rather than supporting huge grocery store conglomerates, they get to support their neighbors while eating fresher food. It's a winning relationship for our users, which we know because right now, we have more buyers than growers.



We've Grown to 90 Cities Organically

We started out of Port Townsend, Washington. Our founder, Sam, went from one small order to delivering more than 300 pounds of produce on his bike in just three months. In 2017, we were still focusing on our one location with our beta testing, but users around the country just started using our marketplace. Without an ounce of marketing, we grew to over 90 cities in 19 states in 4 months

Now, with some momentum, we're launching an app on August 21 that will make it even easier to interact with our online marketplace. We're imagining a future where Vinder becomes the largest homemade grocery distributor in the country. By relying on communities and neighbors and not requiring any inventory or delivery vehicles, we can help create a more sustainable food ecosystem.



Our Progress So Far

With a successful raise, we'll be able to use 60% toward payroll for our four existing employees and 40% toward marketing efforts, which will increase our market size and user base.g

- **Idea Tested by Making our First Sale**
- July 2016 — **Deliver 300+ lbs of Produce Between Neighbors via Bicycle**
- October 2016 — **Begin Development of Online Marketplace**
- November 2016 — **Launch Online Marketplace for Port Townsend, WA**
- March 2017 — **Win the Silicon Valley Business Plan Competition**
- May 2017 — **Our Business is Officially Incorporated**
- January 2018 — **Finalist at the SXSW Food + City Competition**
- March 2018 — **CEO Sam Lillie Awarded Young Entrepreneur of the Year by Jefferson County, WA**
  We also begin development of our mobile app.
- April 2018 — **Graduated MassChallenge Business Accelerator**
- July 2018 — **Mobile App for IOS and Android Launches**
- August 21, 2018 — **Trade Feature Launches**
- October 2018 — **230 Orders and 1,800 lbs of Food Saved**
- December 2018

Let's Connect Our Neighbors Together

Dear Investors,

Wow! Thank you for considering an investment in Vinder! We couldn't be more excited about the opportunity to help communities take back and rebuild our broken food system and are thrilled that you are considering joining our community. Before you get into the offering material, there are a couple things we want to mention.

Grass Roots

Vinder is not a conventional company and we don't intend to become one.

I started Vinder on foot and bicycle after attending a Chamber of Commerce meeting in Port Townsend, WA. I learned that there was a problem accessing local, organic produce for a reasonable price. I walked home and noticed all the apple trees with rotting apples on the ground and thought, "Why can't we just buy from our neighbors?" So, I began knocking on doors and asking to sell their extra produce. Over 3 months, I hand-delivered over 300 lbs of produce between community members and formed relationships with neighbors I had never known while learning about the importance of soil nutrients, growing methods, and that there are so many awesome, delicious varieties of produce beyond what you see at the grocery store. Like atomic grape cherry tomatoes, glass gem corn, or pineberries (white strawberries that taste like pineapple).

Vinder wasn't created to change the world and make a ton of money. It was created to fix the problem my community was having. It worked because community members joined together to create a local food system where neighbors feed neighbors. When we launched the online marketplace, we found that the problem wasn't just in Port Townsend, but across the nation and world. There were people wanting to stand up and make a change.

We work in the gardens with our Growers, join community garden work days, and host potlucks with our communities. Everything is designed and built around and for our community members.

Most of this offering material describes Vinder in conventional business terms. In fact, the whole purpose of this document is to provide information for you to evaluate our company and make an informed investment decision. But there are elements of Vinder that defy convention, and we want to take a moment to explain them.

The Dirt - Risk vs. Reward. Before you invest, it's important to understand that Vinder is a very early stage company. In fact, thanks to the JOBS Act, you now have the opportunity to invest earlier than has ever been possible, at a stage traditionally reserved for angel investors and venture capitalists.

If you want to get in early, you need to understand the risks. As an early stage company, we don't yet have established customers or revenue streams, and we have very little operating history for you to review. Startups are an inherently risky investment — statistically speaking, most of them fail.

But those that succeed often go on to change the world. Every great company — from Airbnb to REI — started with entrepreneurs and investors who had the courage to defy the odds and try something no one else had done before. We believe Vinder is one of those companies.

As a rule, you should never invest more than you can bear to lose in a startup company. But if you've got a little extra and want to swing for the fences, we'd love for you to join us. We're betting our money, reputations, and careers that we can make this company a success.

Sprouting the Future

No longer can we think of the farmer as some guy on a tractor plowing acres of farmland. The farmers of today, and of the future, grow their food in shipping containers, on rooftops, in empty lots in the inner cities, and in their own backyards. Innovation in local, organic agricultural production has sky-rocketed, yet, the distribution system has hardly changed. Vinder is connecting these agro-innovators and hobbyists with their community members. Creating a local feel for what will be a global scale.

We know it won't be easy, but things worth doing rarely are. While we can't guarantee the company will be successful (nobody can promise that), we can guarantee that we'll do everything in our power to make this the best investment you've ever made.

THANK YOU for considering Vinder. If you like what you see and dig what we are doing, we would love for you to join our community.

Sincerely,

Vinder-Sig.jpg

Sam Lillie

Co-founder/CEO, Vinder

#dowhatsripe

Our Average Order Size is $15.88

As we expand markets, we feel that number is only going to get bigger. Our second focused market, Austin, shows a high growth potential.


T.A.M.
$25.2 B
S.A.M.
$58.8 M
S.O.M.
$19.6 M

$3.17	77%	90%	705
Average Service Fee Vinder Earns Per Transaction	Buyer Retention Rate	Grower Retention Rate	Pre-registered Users for our mobile app

Meet the Founders



Sam Lillie

Founder/CEO

Sam started Vinder by knocking on the doors of his neighbors and selling/delivering on his bicycle.



Mark DeJarnatt

CTO

Mark was one of Vinder's first customers. He has over 18 years of management and web dev. experience

AND THE REST OF THE TEAM



Brandon Halvorson

Lead Developer

10+ years experience working with small businesses, 3+ years full stack javascript development



Lauren Valinoti

Marketing

Expert in Branding, Digital Marketing, Social Media Management, Email Marketing, Content, SEO



Andres Cifuentes

Front-End Developer

Former Full-Stack Developer at musx, Experience in HTML5, React.js, and CSS

Raised $229,308From 253+ Investors

Shuchi Vyas

Tony Shawcross

Tyler Whitmer

Lawyer by day. Trying to put my money where my values are and have fun in the process.

Walid Tarraf

Donald Oelke

Travis Bowlby

Silent or active partner. Investor. Business owner. Real estate Agent. Tax Pro. Project Manager.

MORE INVESTORS

Interview

Wefunder interviewed Sam Lillie on June 26, 2018.

– COLLAPSE ALL

WF: What is Vinder?

LILLIE: Vinder is an online farmers market for home gardeners to buy, sell, and trade with their neighbors. Our goal is to revolutionize the food system and become the world's largest neighbor-made grocery store with zero inventory and zero delivery vehicles.

WF: What led you to start the company?

LILLIE: I graduated from San Jose State University in 2015 with a degree in international business. Then, I hiked from Mexico to Canada on the Pacific Crest Trail. It was a solo hike, so I needed time to readjust to society. I ended up in a small town on the Olympic Peninsula called Port Townsend, Washington, and decided to live there for three months while I applied for jobs in Seattle. In the meantime, I was working behind the desk at a gym in Port Townsend, filling water bottles, folding towels, and changing 16 trash cans a night.

I applied to 106 jobs and got one offer, which was cold calling eight hours a day to sell background check technology. I turned it down. I then went to the business resource vendor and asked what kind of resources they had. They suggested that I come back for a Jefferson County Chamber of Commerce meeting, so I did.

There was a group of about 20 community members between the ages of around 25 and 65 having a roundtable discussion about the positives and negatives of the town. The biggest negative that came up over and over again was the fact that it's a service industry area. It's a town of 10,000 people where the average age is 57. Most people were working two to three jobs to make ends meet, so their schedules weren't allowing them to take advantage of the town's farmers market. It's held twice a week, on Wednesdays at noon and Saturdays from 8:00 a.m. to 2:00 p.m. They were talking about how they would love to be able to access the local organic produce that was available, but they couldn't afford it, and they didn't have the time to go to the farmers market. So, they had to resort to buying really low-quality produce. This was a big problem for them.

I started thinking about it, and I asked them, if there was a service that provided access to organic produce all the time for a reasonable price, is it something you guys would use? Everyone in that meeting said yes. So I said, okay, I'll figure it out. I had a whole lot of time. I didn't have any money.

I walked home from the meeting and I saw apples growing in trees and kale growing in front yards. I wondered why we couldn't just buy produce from our neighbors? To me that sounded reasonable and logical. There seemed to be a surplus, as there were apples in trees and on the ground going to waste. I walked up to a door, knocked, and said, "Hey, my name is Sam. I happened to walk by and see you had a bunch of apples. Have you ever thought about selling them?" They wanted to know what the heck I was doing in their yard, and I told them to bear with me for a second, because I had an idea. I asked them if they would be willing to sell their apples if I could find someone to buy them. They said sure, because they couldn't eat them all. They were just rotting on the ground and getting eaten by the deer. I said, "Okay, well, I'll be back." And I started knocking on more doors.

When I was at work, behind the desk at the gym, I would ask everyone who walked by if they wanted some fruit or veggies. My first sale was actually a pound of cherries out of my mom's cherry tree. I climbed into that cherry tree, hand-picked a bunch of cherries, and put them into a ziplock bag. It weighed exactly one pound, and I sold it to a member at the gym for six bucks. It was a dollar cheaper than a smaller bag of cherries at Safeway, which was a mile from where the customer lived. I gave my mom five bucks and I kept the dollar. That was 20% right there and that's how I came up with the business model. I incorporated the next day. That was July 11, 2016. Within three months, I had hand-delivered about 300 pounds of produce on my bicycle. Mark, our CTO, was actually one of my first customers.

WF: How has your technology progressed?

LILLIE: When we first started, our technology was just a $6 Wix website, a bicycle, and some post-it notes. We had a lot of template emails. I had taken all the art off my walls in my mom's basement apartment and created this whole order process.

Mark was a customer for the first few months and then he came on as an advisor for the first year as I was developing out the website. In May 2017, I won the Silicon Valley Business Plan Competition, and I was awarded a $10,000 grant. I used that to build a responsive design website that I could use to test the business idea in theory.

In our beta test, we interviewed all different types of consumers and growers. The two main reasons that people would hesitate to use the system were time and convenience. We evaluated where we were and decided where we wanted to be. It really was mobile technology that we wanted to incorporate to bridge that gap. Now we're transitioning out of the website to just totally be focused on mobile.

It's essentially been two years of research and development. All the features have been built out with the community. Initially, I was doing the grower profiles online on Google Docs and putting them in a manila folder before delivering that manila folder with the produce.

We saw that on average, customers ordered twice a month. We had a 77% retention rate for buyers and a 90% retention rate for growers. We had an MPS score of 74. It allowed us to understand on a tech side what our users wanted and what some barriers were. Then we held a potluck at my house and people drove from three, four hours away to go to this potluck with these community members.

We talked about the positives and negatives of the website and the features that they wanted. Our customer base is very passionate, so we actually built those suggestions into the mobile app.

The money multiply factor is about three times the normal food average when the money stays within the community. We create community connections that you don't get at Safeway.

WF: Have you had other investments and pull along the way?

LILLIE: We were bootstrapped up until this February, which changed because I had to dissolve the S-corporation that Vinder was initially built in so we could sell equity. Then we reincorporated it as a C-corp in January of this year and took on some funding. We raised about $100,000, which we used to go full time and hire a lead mobile desk who can build an app in React Native, which allows us to build on ISO and Android under one code. We don't have to hire multiple developers. It allows us to be way more efficient.

WF: How have you grown?

LILLIE: Since incorporation, we've just exploded out. We've grown to about 90 cities in 19 states organically, all starting with the first sale of a pound of cherries from my mom's cherry tree.

WF: Are the cities you've expanded to located in the same state or region?

LILLIE: No, the cities we've expanded to are in 19 states throughout the country. We had to figure out how to build a supply and demand in each one of those cities, which is tough to do when you're growing five cities a week and don't have a marketing budget because you're working behind the desk at a gym making minimum wage. What's interesting about that is we were focused on one location. We were trying to contain our beta test, but the user interaction and the customers that wanted it around the U.S. and around the world just started using it. I hadn't known if people outside of Port Townsend wanted this. The beta test allowed us to validate the idea that this problem wasn't special to Port Townsend. This is a problem that was found around the nation and around the world. I was contacted by people in Australia, New Zealand, Argentina, Spain, and Mexico. Without that scale, I wouldn't have any idea that it was a much larger problem. Now though, I understand that in order to make a system like this work, you have to create network effects.

You have to saturate the market. You have to build critical mass on the supplier and buyer side. Now that's what we're focusing on. Now we have a network of advisors that are around us that allow us to really understand that, and now hone in and target very specific markets. We can do that, and we know how to do that digitally, so our dollars go further.

WF: What markets are you targeting in the second half of 2018?

LILLIE: We're focusing specifically on the Austin market and the Pacific Northwest market, more specifically on the Olympic Peninsula and the greater Seattle area. But anyone who has a garden can post to Vinder, unlock their community, and automatically begin the Vinder experience by connecting with their neighbors. We also have an ambassador program that we've set up that allows people to become ambassadors within their own communities.

We're going to be able to create the network effect and really bring value to each of our markets. Then we'll strategically move from market to market. We already have six markets planned out. It's the same strategy that Uber used when they launched.

WF: What percentage of the transaction do you take to cover your costs?

LILLIE: We take a 20% transaction fee. That's on the buyer. For growers, it's free to sign up. It's free to sell and it's free to trade.

WF: How many signups do you have from growers and buyers?

LILLIE: Right now, we've got about 700 pre-registered buyers and growers for our mobile apps. The ratio is about 55% on the buyer side. We have more demand than supply, which is our biggest problem.

It's spread out a little bit nationally, but most of them, over 200, are in the Pacific Northwest. We just got to Austin about 10 weeks ago.

WF: How many registered users and dollars of transactions would you like to reach by the end of 2018?

LILLIE:

By the end of 2018, we'd like to have 251 total active users. We already have 700+ pre-registered so we know we can hit that number. We are marketing to new users through social media, particularly Instagram and Facebook.

Our projection for the dollars of transactions based on 251 users is $3,360 total by the end of the year. That's just 230 orders.

WF: What regulations do you need to comply with?

LILLIE: As long as you're selling unprocessed raw fruits and vegetables, you don't need a business license. I talked to all 50 states, the Department of Agriculture, and the FDA, and we've gotten the OK. There are no regulations on selling your own homegrown produce as long as it's raw and unprocessed fruits and vegetables. You're selling private property to another private individual. When you get into value-added goods like jam, that's when you have to get a cottage industry license and your kitchen has to be inspected. In those cases, the growers take care of that and then we can verify it with documents.

WF: Who are your closest competitors?

LILLIE: We've got farmers markets as competitors, but we like to think that we're like a tool for farmers, because we reduce the amount of waste of unsold produce. Then there are competitors like Amazon, Whole Foods, and Good Eggs, but they use the food hub model, which requires a distribution center, a lot of workers, food handlers licenses, delivery vehicles, drivers, and all that. The company whose business model is closest to ours is Crop Swap, which launched in L.A. last August.

Crop Swap is focusing on global expansion and trying to gather up as many people as possible, which can result in spreading yourself too thin. What we're doing is a very strategic market-to-market approach with our execution. They're also not doing any value-added goods and don't have plans to do value-added goods. And they build on ISO. They have another developer to do Android, which is going to add to their costs. Also, they're not currently doing any marketing and they're not incorporated.

WF: What will the experience be like for growers using your app?

LILLIE: They download the app and they fill out a grower onboarding sequence. They talk about what kind of growing methods they have and what goes into their soil. They create a profile with their profile picture and the name of their garden. They write a little bit of a bio. Then they can immediately start posting produce. They choose what they want to sell, and they choose the price. They can deliver if they want, and they can set a delivery fee. They can do a pickup location or choose multiple pickup locations, whether it be a house, various farmers markets, or a local cafe.

WF: How about for the buyers?

LILLIE: The buyers log in and see a map of all the growers in their area. Underneath that map is a list of all the products that are available, and they can scroll through the products. They can click on a product and see multiple images of it. They will see the name, the price, and a little description. There's also a rating system for the product and the grower, and a customer review section as well.

WF: Who are your customers, both on the grower side and the buyer side?

LILLIE: Our growers are usually between the ages of 45 and about 65. The majority of them are home gardeners, single-family homeowners who have been gardening for 15 to 30 years. They've got an average garden size of about 600 square feet, but we estimate a 20% increase in garden sizes over a year. Many have said they're going to plant more now since Vinder is giving them an outlet to sell.

Our buyers are usually between the ages of 25 and 45. They work full time. They like organic produce but are a little cash strapped. They want to buy locally but don't have the time. They prefer delivery, but they'll do a pickup if it's close to them.

WF: What is your marketing strategy?

LILLIE: The users who are currently pre-registered were signed up through our organic reach. Now we're moving into web marketing. We found the zip codes in the Olympic Peninsula and Austin areas that best fit the demographics of our buyers and growers, then cross-referenced those zip codes with one another to find the ones who have the highest amount of buyers and growers. Then we target them using Facebook and Instagram.

WF: How will you spend the money you raise on Wefunder?

LILLIE: The money we raise will go to reiterations of the mobile app and heavily into marketing to build up our supply. That will allow us to acquire more users, saturate both markets, keep things up and running for our salaries, and then make two more hires. We have a number of key hires that we've already set up and interviewed for.

There are very passionate groups that are looking for a way to solve clearly defined problems. We developed Vinder as a solution to those problems. We anticipate that people who are passionate about this are going to invest. That's what we've experienced in the past, and we couldn't take their money. We've had offerings of cash that we've had to turn down simply because our raise was for funds from accredited investors. This platform will give customers and people who are going to become co-owners an opportunity to invest and upgrade the platform itself.

WF: What do you see as the biggest risk that you could face over the next six months?

LILLIE: There is the risk of not building up enough of the supply that will match our demand. With the beta test, we experienced that. We needed to market for supply but not for the demand. We can start off with community gardens or small farms, then we'll be able to build quantity of products in each market initially. We can gather homeowners from there. In Austin, we got approval by the Department of Parks and Recreation to open up every community garden that's in the city. There are 67 community gardens dispersed throughout that community.

Ask a Question

Type your question here... ASK QUESTION

Bangli Yang Dec 6

Do you have any competitor? I think you can sell more than not only vegetable but also meat,fish or even seafood.



Sam Lillie Founder/CEO FOUNDER Dec 6

There's a company called Olio that doesn't do fresh fruits and veg like us but does excess food products, such as, food that may go to waste in your fridge if you go on a vacation (i.e. half jars of jam, store-bought hummus, etc.). They are based out of the U.K. Other companies focus purely on trading excess veggies.

As for meats, we have been eyeing meats and seafoods. The regulations for those products are much heavier than that of produce and value added goods. We just need to figure out a way to do it correctly but it's not out of scope. I think it would be a big addition to our platform.

Lisa Cassell Dec 7

I would not be interested in this investment if this company did move into the animal agriculture business. The only reason I invested is because it is a vegan company. Please do not move into selling animal parts.



Sam Lillie Founder/CEO FOUNDER Dec 7

Hi Lisa,

Thanks for voicing your concern. We value the feedback and insight of our investors and users. Vinder is built by the community and for the community. I respect your values and morals to animal welfare.

Vinder is an online farmers' market where you may find homebaked breads, cakes, cookies, honey, as well as, fruits and veggies. These homebaked goods may be made with milk, butter, and eggs, rendering them non-vegan.

If this conflicts too much with your values, we may not be the right investment for you, and I would 100% understand and I respect your principles. Like all farmers' markets, we will offer products for everyone's needs, whether vegan or not.

If you'd like, I'd be more than happy to talk with you over the phone.

Sincerely,

Sam Lillie

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RISKS

1 We were incorporated on 01/23/18 and have been operating only since *01/23/18*. Because we have been operating for only a short period of time, we have not produced a profit. There is no assurance that we will ever produce a profit. As a new enterprise, we are likely to be subject to risks our management has not anticipated. We have limited resources and will not be able to continue operating without the proceeds from this offering. It is possible that the proceeds from this offering and our other resources may not be sufficient for us to continue to finance our operations.

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OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

Vinder is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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